Exhibit 10.1
DISASTER RECOVERY SITE AGREEMENT
This Agreement (“Agreement”) is entered into this 16th day of March, 2006 (“Effective Date”) by and between Intersections Inc., a Delaware corporation with its principal place of business at 14901 Bogle Drive, Chantilly, Virginia 20151 (“Intersections”) and Digital Matrix Systems, a Texas corporation with its principal place of business at 15301 Spectrum Drive, 2nd Floor, Addison, Texas 75001 (“DMS”).
In consideration of the mutual covenants and conditions hereof, and intending to be legally bound hereby, Intersections and DMS agree as follows:
1.	Intersections agrees to:
a.	provide DMS with space, power and cooling (“Hosting Services”) at Intersections Inc., 601 Quantum Rd NE, Rio Rancho, 87124 (“Hosting Location”) during the term of this Agreement;

b.	provide DMS with assistance for conducting physical reboots of DMS Equipment upon DMS’s request;

c.	provide DMS with a secure location including restricting access to only authorized personnel;
2.	DMS will provide its own equipment, network circuits and connectivity at its sole expense.

3.	DMS agrees to pay Intersections $600 per standard 42U service rack per month for the Hosting Services. Intersections will provide DMS with a monthly invoice for these fees. DMS agrees to remit payment to Intersections within thirty (30) days of receiving said invoice.

4.	DMS acknowledges that:
a.	Intersections is not in the business of providing Hosting Services and that these services are being provided “as is”; and

b.	the Hosting Location does not have steel reinforced walls, biometric security, bullet-proof windows, 24 x 7 security personnel, computer safe fire retardant, and other advanced features that full-service standard hosting facilities sometimes provide.
5.	The Agreement will commence on the Effective Date and continue until either party provides the other party with thirty days prior written notice of its desire to terminate this Agreement with or without cause.
This document is considered confidential and proprietary information of Intersections Inc.® and shall not be disclosed without written permission from Intersections Inc.®

6.	This agreement is solely for the Hosting Services as defined herein and not intended to and will not constitute a lease of any real property. DMS acknowledges and agrees that its has been granted only a limited license to occupy the Hosting Location, that it has not been granted any real property interest in the Hosting Location and DMS has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations or ordinances. DMS hereby waives and releases any claims or rights to make a claim that it may have against the landlord under any lease by Intersections with respect to any equipment of property of DMS located in the premises demised to Intersections by such landlord.

7.	EACH DMS REPRESENTATIVE AND ANY OTHER PERSON VISITING THE HOSTING LOCATION FOR THE PURPOSES OF ACCESSING THE DMS EQUIPMENT DOES SO AT HIS OR HER OWN RISK. INTERSECTIONS ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSON RESULTING FROM ANY CAUSE OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF INTERSECTIONS. INTERSECTIONS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY DMS EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF INTERSECTIONS. NOTWITHSTANDING ANYTHING ELSE HEREIN, THE AGGREGATE LIABILITY OF INTERSECTIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT PAID BY DMS TO INTERSECTIONS FOR THE HOSTING SERVICES DURING THE SIX MONTHS PRECEDING THE EVENT GIVING RISE TO LIABILITY.

8.	IN NO EVENT WILL INTERSECTIONS OR DMS BE LIABLE OR RESPONSIBLE TO THE OTHER PARTY FOR ANY TYPE OF INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR EQUIPMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER ARISING UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

9.	IN NO EVENT SHALL INTERSECTIONS BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY INACCURACY, ILLEGALITY, MISINFORMATION OR ANY VIOLATION OF A THIRD PARTY RIGHT OR INTERSET ASSOCIATED WITH OR DIRECTLY OR INDIRECTLY ARISING OUT OF THE CUSTOMER CONTENT.

10.	This Agreement is governed by and must be construed in accordance with the laws of the Commonwealth of Virginia, exclusive of its choice of law rules. Any lawsuit under this Agreement may be filed only in the state or federal courts in the Commonwealth of Virginia, and each party consents to exclusive jurisdiction and venue in those courts.

11.	Neither party may assign this Agreement without the express prior written consent of the other, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement, without the other party’s consent, to an affiliate, or to an entity that acquires all of the stock, or substantially all of the assets,
This document is considered confidential and proprietary information of Intersections Inc.® and shall not be disclosed without written permission from Intersections Inc.®

of the assigning party or its affiliate, or the surviving entity in a merger with the assigning party or its affiliate.
12.	Neither party is liable for delays and failures in performing under this Agreement that result from any cause beyond the reasonable direct control of the party, with the exception of nonpayment.

13.	All notices required to be given in writing must be sent by a nationally recognized overnight delivery service with Internet tracking capabilities, or delivered by hand in each case to the name and address designated in this section below or to such other address that the receiving party may in advance designate by written notice. Notice is deemed effective on the day after delivery to the overnight carrier, or, if by hand, the date of delivery to the party.

Intersections:	DMS:
VP, IT Operations	President
Intersections Inc.	Digital Matrix Systems, Inc.
14901 Bogle Drive, Suite 300	15301 Spectrum Drive
Chantilly, Virginia 20151	2nd Floor
With copy to:	Addison, Texas 75001
Chief Legal Counsel
14.	If any provision of this Agreement is declared invalid, the other provisions remain in full force and effect, and this Agreement is deemed to be amended to replace, to the extent legally possible, the rights and obligations contained in the invalid provision. The invalidity of any provision is not a failure of consideration.

15.	Each schedule and each other exhibit or appendix referenced in this Agreement, is incorporated into and made part of this Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, statements and representations, oral or written, between the parties relating to the subject matter of the Agreement.
IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused its duly authorized officers or representatives to be affixed hereto its hand as of the Effective Date.

INTERSECTIONS INC.	DIGITAL MATRIX SYSTEMS

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

This document is considered confidential and proprietary information of Intersections Inc.® and shall not be disclosed without written permission from Intersections Inc.®